SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2009

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 23, 2009, we entered into an amendment of the Master Loan Agreement with our lender, CoBank, ACB, of Greenwood Village, Colorado. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2009, we entered into an amendment of the Master Loan Agreement with our lender, CoBank, ACB. Under the amendment, the terms of our Master Loan Agreement are amended. Prior to the amendment, the available balance for borrowing under our revolving term loan was scheduled for a semi-annual reduction by $1.3 million through the loan’s maturity in March 2013. After the amendment, however, the semi-annual reduction scheduled for March 20, 2009 is waived, thus extending the maturity of the revolving loan from March 20, 2013 to September 20, 2013.

In addition, under the amendment we cannot declare or issue distributions to members in excess of 50% of our consolidated net income of the prior fiscal year without prior written consent from CoBank. All other material items and conditions under the Master Loan Agreement and subsequent amendments remain the same following this amendment. The amendment will be filed as an exhibit in our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: March 27, 2009	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer